Exhibit 1.1

Execution Version

CRESTWOOD EQUITY PARTNERS LP

11,400,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

September 12, 2022

Citigroup Global Markets Inc.

As the Representative of the several

Underwriters named in Schedule 2 attached hereto

C/O CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The unitholders of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”) listed in Schedule 1 hereto (the “Selling Unitholders”), propose to sell to the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”) named in Schedule 2 attached to this Underwriting Agreement (this “Agreement”) an aggregate of 11,400,000 common units (the “Offered Units”) representing limited partner interests (the “Common Units”) of the Partnership, pursuant to this Agreement. Citigroup Global Markets Inc. (the “Representative”) shall act as the representative of the Underwriters.

The general partner of the Partnership is Crestwood Equity GP, LLC, a Delaware limited liability company (the “General Partner”). Each of the General Partner and the Partnership is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”

This Agreement is to confirm the agreement among the Partnership, the Selling Unitholders and the Underwriters concerning the purchase of the Offered Units from the Selling Unitholders by the Underwriters.

Section 1. Representations, Warranties and Agreements of the Partnership and the Selling Unitholders.

(i) The Partnership represents and warrants to, and agrees with, each Underwriter that:

(a) Registration. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (defined below) on Form S-3 (File No. 333-262722) with respect to the Offered Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the

“Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective upon filing thereof under the Securities Act on February 14, 2022. Copies of such registration statement and any amendment thereto have been made available by the Partnership to the Selling Unitholders and the Representative. As used in this Agreement:

(i) “Applicable Time” means 6:45 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership and the Selling Unitholders is a time prior to the time of the first sale of the Offered Units;

(ii) “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof;

(iii) “Effective Date” means any date as of which any part of the Registration Statement relating to the Offered Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Offered Units, if any;

(v) “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and used prior to the filing of the Prospectus, together with the Base Prospectus;

(vi) “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with (A) the pricing information identified on Schedule 3 hereto; and (B) any Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time and identified on Schedule 3 hereto;

(vii) “Prospectus” means the prospectus supplement relating to the Offered Units that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time, together with the Base Prospectus; and

(viii) “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-262722), including exhibits and financial statements and any information in the prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations.

Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Preliminary Prospectus or the

Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Partnership, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Units in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Offered Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined below) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) relating to the offering and sale of the Offered Units contemplated by this Agreement. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Offered Units.

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(d) Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(e) Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(f) Statements in the Registration Statement and Prospectus. Each of the statements made by the Partnership (i) in the Registration Statement and any further amendments to the Registration Statement and (ii) in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership, was made with a reasonable basis and in good faith.

(g) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the applicable Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and any further documents filed with the Commission prior to the applicable Delivery Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the applicable Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed prior to the applicable Delivery Date and incorporated by reference therein will not, when filed with the Commission and on the applicable Delivery Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(i) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus, if any (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule 3 hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby).

(k) Formation, Good Standing and Foreign Qualification of the Partnership. The Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with all necessary limited partnership power and authority to own or lease its property and to conduct the businesses in which it is engaged in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a material adverse effect on the financial condition, business, properties or results of operations of the Partnership and the direct and indirect wholly owned subsidiaries thereof listed on Annex 1 hereto (the “Subsidiaries”), or on the ability of the Partnership to perform its obligations under this Agreement, taken as a whole (a “Material Adverse Effect”).

(l) Formation, Good Standing and Foreign Qualification of the General Partner. The General Partner has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”), with all necessary limited liability company power and authority to own or lease its property, to conduct the businesses in which it is engaged in all material respects, and to act as general partner the Partnership. The General Partner is duly registered or qualified as a foreign limited liability company to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a Material Adverse Effect.

(m) Ownership of the General Partner. The Partnership owns, indirectly through Crestwood Gas Services Holdings LLC, a Delaware limited liability company, and Crestwood Holdings LP, a Delaware limited partnership, and at the applicable Delivery Date will own, of record a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated August 20, 2021 (as may be amended, modified or supplemented from time to time, the “General Partner LLC Agreement”), and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware

LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except for (i) for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) Liens created or arising under the Delaware LLC Act.

(n) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at the applicable Delivery Date will be, the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated August 20, 2021 (the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens, except for (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (B) Liens created or arising under the Delaware LP Act.

(o) Ownership of Outstanding Common Units and other Equity Securities. As of the date hereof, the issued and outstanding equity interests of the Partnership consist solely of (i) 109,254,933 Common Units, (ii) a non-economic general partner interest in the Partnership and (iii) 71,257,445 preferred units representing limited partner interests in the Partnership (“Preferred Units”), which are convertible into 7,125,744 Common Units, subject to certain adjustments as set forth in the Partnership Agreement. All of such units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement), non-assessable (except as such non-assessability may be limited by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of preemptive rights (except as set forth in the Partnership Agreement).

(p) Ownership of Crestwood Midstream Partners LP. As of the date hereof, the Partnership owns a 99.9% limited partner interest in Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”); and Crestwood Gas Services GP LLC, a Delaware limited liability company and indirect, wholly-owned subsidiary of the Partnership (“Crestwood Gas Services”), owns a 0.1% limited partner interest in CMLP. The Partnership and Crestwood Gas Services are, as of the date hereof, and at the applicable Delivery Date will be, the sole limited partners of CMLP.

(q) Valid Issuance of Offered Units. The Offered Units and the limited partner interests represented thereby to be sold by the Selling Unitholders to the Underwriters pursuant to this Agreement have been validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Offered Units conform to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) Material Subsidiaries. Attached hereto as Annex 2 is a listing of each direct or indirect Subsidiary of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus (collectively, the “Material Subsidiaries”).

(s) No Preemptive Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities, and (iii) other than the Underwriters, no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Offered Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Offered Units as contemplated thereby or otherwise; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Preferred Units or other interests in the Partnership.

(t) Authority. The Partnership has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and at the applicable Delivery Date, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their securityholders, partners or members for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(u) Authorization of this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Partnership.

(v) Authorization and Enforceability of Other Agreements.

(i) The General Partner LLC Agreement has been duly authorized, executed and delivered by each of, and is a valid and legally binding agreement of each of the General Partner and the Partnership, enforceable against each of the General Partner and the Partnership, in accordance with its terms; and

(ii) The Partnership Agreement has been, and at the applicable Delivery Date the Partnership Agreement will be, duly authorized, executed and delivered by the General Partner, and the Partnership Agreement is, and at the applicable Delivery Date the Partnership Agreement will be, a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

provided that, with respect to each agreement described in Sections 1(i)(w)(i) and (ii) above, the enforceability thereof may be limited by (A) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (B) general principles of equity (whether considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing; and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by federal or state securities laws and public policy.

(w) No Violations. None of the execution, delivery and performance of this Agreement by the Partnership and the consummation of the transactions contemplated by this Agreement (i) constitutes or will constitute a violation of the certificate of limited partnership of the Partnership, the Partnership Agreement, the certificate of formation of the General Partner or the General Partner LLC Agreement, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to the Partnership or any of the Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities or any of the Subsidiaries, which breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to perform its obligations under this Agreement.

(x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of the Subsidiaries or any of their respective properties (each a “Consent”) is required in connection with the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated hereby, except for such Consents (i) as may be required under the Securities Act, the Exchange Act, , the Rules and Regulations and state securities or “Blue Sky” laws and applicable rules and regulations under such laws, (ii) that have been, or on or prior to the applicable Delivery Date will be, obtained or made and (iii) that, if not obtained, would not materially affect the ability of the Partnership to perform its obligations under this Agreement.

(y) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

(z) Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Offered Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(aa) No Material Adverse Change. Neither the Partnership nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree that is reasonably likely to cause a Material Adverse Effect, other than as set forth or contemplated in the Pricing Disclosure Package; and, except as set forth or contemplated in the Pricing Disclosure Package, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, (i) neither of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transaction not in the ordinary course of business, that, individually or in the aggregate, would cause or result in a Material Adverse Effect and (ii) there has not been any material change in the capitalization, or any material increase in the short-term debt or long-term debt, of the Partnership Entities. There has not occurred any adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, an adverse change, in the condition, financial or otherwise, general affairs, business, operations, prospects, properties, management, partners’ capital, stockholders’ equity, members’ equity, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect (any such adverse change, a “Material Adverse Change”).

(bb) Capitalization and Financial Statements. (i) As of June 30, 2022, the Partnership would have had, on the consolidated and as adjusted basis indicated in the Pricing Disclosure Package (and any amendment or supplement thereto), a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein; (ii) as to any pro forma financial information to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements under Regulation S-X and Regulation G; and (iii) there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not so included or incorporated by reference as required.

(cc) XBRL. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Independent Registered Public Accounting Firm. Each of (i) Ernst & Young LLP (“Ernst & Young”), (ii) PricewaterhouseCoopers LLP (“PwC”), and (iii) Grant Thornton LLP (“Grant Thornton”), which has issued an opinion on the audited financial statements of (A) (I) the Partnership and (II) Crestwood Permian Basin Holdings LLC, a Delaware limited liability company and indirect subsidiary of the Partnership (“CPJV”), (B) Oasis Midstream Partners, LP (“Oasis Midstream”) and (C) Sendero Midstream Partners, LP (“Sendero Midstream”), respectively, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) is an independent registered public accounting firm with respect to the entities described in clauses (A) through (C) above, as applicable, as required by the Securities Act, the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(ee) Title to Properties. The Partnership and each of the Subsidiaries have good and indefeasible title to all real property (save and except for “rights-of-way” (as hereinafter defined)) and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by each of them, in each case, free and clear of all Liens except such as (i) described in the Pricing Disclosure Package and the Prospectus or (ii) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All real property and buildings held under lease by the Partnership or any of the Subsidiaries are held by such entity under valid, subsisting and enforceable leases with such exceptions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Rights of Way. The Partnership and each of the Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect.

(gg) Permits. The Partnership and each of the Subsidiaries have, and at the applicable Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively, “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; the Partnership and each of the Subsidiaries have fulfilled and performed all material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership and the Subsidiaries, taken as a whole.

(hh) Insurance. The Partnership and each of the Subsidiaries maintain or are entitled to the benefits of insurance from reputable insurers covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a commercially reasonable manner. None of the Partnership or any of the Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Pricing Disclosure Package and the Prospectus.

(ii) Intellectual Property. The Partnership and each of the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, and none of the Partnership or any of the Subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(jj) Related Party Transactions. No relationship, direct or indirect, exists between or among (i) any of the Partnership and the Subsidiaries, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of the General Partner or any of its affiliates, on the other hand, which is required to be described in the Pricing Disclosure Package or the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or the Subsidiaries to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and neither the Partnership nor any Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(kk) No Labor Dispute. No material labor dispute with the employees of the Partnership or any of its Subsidiaries exists, except as described in the Pricing Disclosure Package and the Prospectus, or, to the knowledge of the Partnership, is imminent.

(ll) Employee Benefit Matters. There has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary, that is reasonably likely to have a Material Adverse Effect.

(mm) Tax Returns. The Partnership and each of the Subsidiaries that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership or (ii) which, if not paid, would not have a Material Adverse Effect. No tax deficiency has been determined adversely to the Partnership or any of the Subsidiaries which has had (nor do the Partnership or any of the Subsidiaries have any notice or knowledge of any tax deficiency of such entities which could reasonably be expected to be determined adversely to the Partnership or any of the Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(nn) No Changes. Since the date as of which information is given in the Preliminary Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Preliminary Prospectus, there has not been (i) any Material Adverse Change, or any development involving, individually or in the aggregate, a prospective Material Adverse Change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.

(oo) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in XBRL included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses and no significant deficiencies in the Partnership’s internal controls.

(pp) No Default. None of the Partnership Entities nor any of the Subsidiaries is in (i) violation of its bylaws, limited liability company agreement, operating agreement or partnership agreement (collectively, the “Organizational Agreements”), as applicable, of such entity or the certificate of incorporation, articles of organization, certificate of formation or certificate of limited partnership, as applicable, of such entity (collectively, with the Organizational Agreements, the “Organizational Documents”), (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of the Partnership to perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities or any of the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(qq) Environmental Compliance. Each of the Partnership and the Subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or the protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Material, as hereinafter defined) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (“Environmental Laws”), (ii) has timely applied for or received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such received permit, license or other approval, and (iv) to the knowledge of the Partnership, does not have any remedial costs or liabilities arising under Environmental Laws (including, without limitation, any liabilities in connection with the release of any Hazardous Materials into the environment or exposure of any third party to Hazardous Materials), except where such failure to comply with Environmental Laws as described in clause (i) above, such failure to apply for or receive required permits, licenses or other approvals as described in clause (ii) above, such failure to comply with the terms and conditions of such permits, licenses or other approvals as described in clause (iii) above, or such incurrence of remedial costs or liabilities as described in clause (iv) above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum, hydrocarbon or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any other Environmental Law.

(rr) Investment Company. Neither the Partnership nor any Subsidiary is, and as of the applicable Delivery Date will be, an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ss) No Legal Actions or Violations. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which the Partnership or any of the Subsidiaries is or may be a party or to which the business or property of the Partnership or any of the Subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which the Partnership or any of the Subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Offered Units or (C) in any manner draw into question the validity of this Agreement.

(tt) Statistical Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.

(uu) Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.

(vv) No Recent Changes to Internal Control Over Financial Reporting. Since the end of the Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Partnership’s internal control over financial reporting.

(ww) No Distribution of Offering Materials. None of the Partnership Entities or, to the knowledge of the Partnership, any of their affiliates has distributed nor, prior to the later to occur of the applicable Delivery Date and completion of the distribution of the Offered Units, will they distribute any offering material in connection with the offering and sale of the Offered Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(i)(j) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule 3 hereto.

(xx) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership and, to the knowledge of the Partnership, the General Partner’s directors or officers, in their capacities as such, to comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and the rules and regulations of the Commission promulgated thereunder.

(yy) Forward-Looking Statements. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(zz) No Unlawful Contributions or Other Payments. None of the Partnership Entities or the Subsidiaries nor any director or officer of the Partnership Entities or any of the Subsidiaries, nor, to the knowledge of the Partnership, any agent, employee, member or affiliate of the Partnership Entities or any of the Subsidiaries, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws; and each of the Partnership Entities and the Subsidiaries and, to the knowledge of the Partnership, their respective affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith and with the representation and warranty contained herein.

(aaa) No Conflict with Money Laundering Laws. The operations of the Partnership Entities and each of the Subsidiaries are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(bbb) No Conflict with OFAC Laws. None of the Partnership Entities or the Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Partnership, any employee, agent, controlled affiliate or representative of the Partnership Entities or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanction laws; and each of the Partnership Entities and the Subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to (i) fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ccc) Price Stabilization/Manipulation. None of the Partnership Entities or the Subsidiaries has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(ddd) Distributions Restrictions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership or any other Subsidiary, from making any other distribution on such subsidiary’s capital stock, membership interests or partnership interests, from repaying to the Partnership or its subsidiaries any loans or advances to such subsidiary from the Partnership or its subsidiaries or from transferring any of such subsidiary’s property or assets to the Partnership or any other Subsidiary, except (i) as described in or contemplated in the Registration Statement, Pricing Disclosure Package and the Prospectus, (ii) for such prohibitions mandated by the laws of each such Subsidiary’s jurisdiction of formation and the Organizational Documents of such Subsidiary, (iii) for such prohibitions arising under that certain Third Amended and Restated Credit Agreement, dated December 20, 2021, among CMLP, as borrower, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders party thereto, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership of assets arising under federal, state or local laws applicable to storage and transportation assets and (v) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(eee) Cybersecurity and Data Protection. Each of the Partnership Entities’ and the Subsidiaries’ information technology equipment, computers, physical systems, networks, and hardware (collectively, “Technology Systems”) are adequately sized for, and operate and perform in all material respects as required in connection with the operation of the business of the Partnership and the Subsidiaries as currently conducted. Each of the Partnership Entities and the Subsidiaries has implemented and maintained commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all Technology Systems and the data thereon (including “personal data,” “personal information,” “personally identifiable information,” or similar term as defined applicable law (collectively, “Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Each of the Partnership Entities and the Subsidiaries is presently in material compliance with all applicable laws, statutes, and regulations of any applicable governmental or regulatory authority relating to the privacy and security of Technology Systems and Personal Data and to the protection of such Technology Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(fff) Data Privacy. Each of the Partnership Entities and the Subsidiaries is, and for the past three (3) years has been, in material compliance with all applicable data privacy and security laws, statutes, and regulations of any applicable governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by each of the Partnership Entities and the Subsidiaries of Personal Data collected from or provided by third parties (collectively, the “Privacy Laws”). Each of the Partnership Entities and the Subsidiaries has in place, materially complies with, and takes commercially reasonable and appropriate steps designed to (i) comply with its own privacy policies, all contractual third-party obligations and applicable and accepted industry standards regarding Personal Data; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Privacy Policies”). At all times since inception, the Partnership has provided notice of its privacy policy on its external websites to the extent required by Privacy Laws, which did not contain any material omissions of the Partnership’s then-current privacy practices. None of such disclosures made or contained in the Privacy Policies have been materially inaccurate, misleading, deceptive or in violation of any Privacy Laws or Privacy Policies in any material respect. To the knowledge of the Partnership, the execution, delivery and performance of this Agreement by the Partnership and the consummation of the transactions contemplated hereunder by the Partnership, will not result in a breach or violation of any Privacy Laws or Privacy Policies. None of the Partnership Entities or the Subsidiaries have received written notice of any actual or potential violation of, any of the Privacy Laws by such entity. To the knowledge of the Partnership, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending alleging that the Partnership has not complied with Privacy Laws or Privacy Policies.

(ggg) Regulation M. The Common Units have an Average Daily Trading Volume of at least $1.0 million (as provided in Regulation M under the Exchange Act (“Regulation M”)) and a public float of at least $150.0 million (as defined in Regulation M).

Each certificate signed by any officer of the General Partner and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership to the Underwriters as to the matters covered thereby.

(ii) Each Selling Unitholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a) Formation and Due Qualification. Such Selling Unitholder has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable.

(b) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Unitholder.

(c) No Violations. None of the offering and sale by such Selling Unitholder of the Offered Units, the execution, delivery and performance of this Agreement by such Selling Unitholder or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the organizational documents of such Selling Unitholder, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Unitholder is a party or by which it or any of its properties may be bound, or (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to such Selling Unitholder, except, in the case of clauses (ii) and (iii) above, which violation, breach or default would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Selling Unitholder to consummate the transactions contemplated by this Agreement.

(d) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over such Selling Unitholder is required in connection with the offering and sale by such Selling Unitholder of the Offered Units, the execution, delivery and performance of this Agreement by such Selling Unitholder or the consummation by such Selling Unitholder of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Delivery Date (as defined below) will be, obtained, (iii) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (iv) any such consent as would not affect the validity of the Offered Units to be sold by such Selling Unitholder or reasonably be expected to materially impair the ability of such Selling Unitholder to consummate the transactions contemplated by this Agreement.

(e) Ownership of Offered Units. Such Selling Unitholder has, and on the applicable Delivery Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-102 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Offered Units to be sold by such Selling Unitholder free and clear of all security interests, claims, liens or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Offered Units to be sold by such Selling Unitholder or a security entitlement in respect of such Offered Units.

(f) Delivery of Offered Units. Upon payment for the Offered Units to be sold by such Selling Unitholder pursuant to this Agreement, delivery of such Offered Units, as directed by the Representative to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Offered Units in the name of Cede or such other nominee and the crediting of such Offered Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Offered Units)), (A) the Underwriters will acquire a valid “security entitlement”, within the meaning of Section 8-102 of the UCC, in respect of such Offered Units and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Offered Units may be asserted against the Underwriters with respect to such security entitlement.

(g) Disclosure. (i) The Registration Statement, at its most recent Effective Date, and the Prospectus, as of its date and on the applicable Delivery Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; and (ii) the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties of such Selling Unitholder set forth in this Section 1(ii)(g) are made only as to information furnished in writing by such Selling Unitholder to the Partnership specifically for inclusion in the Registration Statement, the Base Prospectus, the Pricing Disclosure Package and the Prospectus or any amendment or supplement thereto, which information is limited to (A) the legal name, the address and the number of Common Units and Offered Units owned by such Selling Unitholder and (B) the other information with respect to such Selling Unitholder which appears in the first footnote to the table in the Preliminary Prospectus and the Prospectus under the caption “Selling Unitholders” (the “Selling Unitholder Information”).

(h) Market Stabilization. Such Selling Unitholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(i) Absence of Rights of First Refusal. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or for any such rights which have been effectively complied with or waived, including the waiver of the Partnership’s right contained in the Right of First Offer Waiver Notice delivered by the Partnership to the Selling Unitholders as of September 9, 2022, the Offered Units to be sold by such Selling Unitholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Offered Units other than pursuant to this Agreement.

(j) Free Writing Prospectus. Neither such Selling Unitholder nor any person acting on its behalf (other than, if applicable, the Partnership and the Underwriters) has used or referred to or will use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the offering contemplated by this Agreement and, without limitation to the foregoing, such Selling Unitholder has not made and will not make any offer relating to the Offered Units that constituted or would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or a “free writing prospectus” (as defined in Rule 405 under the Securities Act), whether or not required to be filed with the Commission.

(k) Not Prompted to Sell. Such Selling Unitholder is not prompted by any information concerning the Partnership or its Subsidiaries which is not set forth in the Registration Statement or the Pricing Disclosure Package to sell the Offered Units pursuant to this Agreement.

(l) No Unlawful Contributions or Other Payments. None of such Selling Unitholder, any director or officer of the Selling Unitholder, or, to the knowledge of such Selling Unitholder, any agent, employee, member or affiliate of such Selling Unitholder, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the FCPA, or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws; and such Selling Unitholder and, to the knowledge of such Selling Unitholder, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith and with the representation and warranty contained herein.

(m) No Conflict with Money Laundering Laws. The operations of such Selling Unitholder are and have been conducted at all times in compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Unitholder with respect to the Money Laundering Laws is pending or, to the knowledge of such Selling Unitholder, threatened.

(n) No Conflict with OFAC Laws. None of such Selling Unitholder, any director or officer thereof, or, to the knowledge of such Selling Unitholder, any employee, agent, controlled affiliate or representative of such Selling Unitholder, is a Person that is, or is owned or controlled by a Person that is currently subject to, any U.S. sanctions administered by OFAC or any other applicable sanction laws; and such Selling Unitholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to (i) fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

Any certificate signed by any authorized representative of a Selling Unitholder and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Selling Unitholder to the Underwriters as to the matters covered thereby.

Section 2. Purchase of the Offered Units by the Underwriters from the Selling Unitholder.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Selling Unitholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Unitholder, at a purchase price of $26.7097 per Offered Unit, that number of Offered Units (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying the number of Offered Units set forth opposite the name of such Selling Unitholder in Schedule 1 hereto by a fraction, the numerator of which is the number of Offered Units set forth opposite the name of such Underwriter in Schedule 2 hereto and the denominator of which is the total number of Offered Units.

The Selling Unitholders shall not be obligated to deliver any of the Offered Units to be delivered on the applicable Delivery Date, except upon payment for all the Offered Units to be purchased on such Delivery Date as provided herein.

Section 3. Offering of Offered Units by the Underwriters.

Upon authorization by the Representative of the release of the Offered Units, the several Underwriters propose to offer the Offered Units for sale upon the terms and conditions to be set forth in the Prospectus.

Section 4. Delivery of and Payment for the Offered Units.

Delivery of and payment for the Offered Units shall be made at the office of counsel for the Partnership, at 845 Texas Avenue, Suite 4700, Houston, Texas 77002, beginning at 9:00 a.m., Houston, Texas time, on September 15, 2022, or at such other date or place as shall be determined by agreement among the Representative, the Selling Unitholders and the Partnership. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Offered Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase price of the Offered Units being then sold by the Selling Unitholders to or upon the order of the Selling Unitholders by wire transfer in immediately available funds to the accounts specified by the Selling Unitholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Unitholders shall deliver the Offered Units through the facilities of DTC unless the Representative shall otherwise instruct.

Section 5. Further Agreements of the Partnership, the Selling Unitholders and each Underwriter.

(a) The Partnership covenants and agrees with each Underwriter:

(i) Preparation of Prospectus and Registration Statement. (A) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the applicable Delivery Date except as permitted herein; (C) to advise the Representative and the Selling Unitholders, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; (D) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units; (E) to advise the Representative and the Selling Unitholders, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and (G) to pay any fees required by the Commission relating to the Offered Units within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(ii) Conformed Copies of Registration Statement. At the request of the Representative, to furnish promptly to each of the Underwriters and to counsel to the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents to the Underwriters. To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Units or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Representative and, upon their request, to file such document required to be filed under the Securities Act or the Exchange Act and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Registration Statement or amended or supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Representative, be required by the Securities Act or the Exchange Act or requested by the Commission.

(v) Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Representative and to counsel to the Underwriters upon the Representative’s request and not to file any such document to which the Representative shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof and a reasonable opportunity to comment thereon unless, in the judgment of counsel to the Partnership, such filing is required by law.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii) Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to the Representative as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available via EDGAR, to the Partnership’s securityholders and the Representative an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(ix) Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Representative copies of all materials furnished by the Partnership to its securityholders and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Offered Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(x) Blue Sky Registration. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Offered Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Units; provided that in connection therewith no Partnership Entity shall be required to (A) qualify as a foreign limited partnership or limited liability company in any jurisdiction where it would not otherwise be required to qualify or (B) to file a general consent to service of process in any jurisdiction.

(xi) Lock-up Period. For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Offered Units or securities convertible into or exchangeable for Offered Units or any securities that are substantially similar to the Offered Units, or sell grant options, rights, or warrants with respect to any Offered Units or securities convertible or exchangeable for Offered Units or any securities that are substantially similar to the Offered Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Offered Units or securities convertible into or exchangeable for Offered Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units, Offered Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, to register any Offered Units or securities convertible, exercisable or exchangeable into Offered Units or other substantially similar securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Representative, and to cause each officer, director and unitholder of the General Partner or the Partnership, as applicable, set forth on Schedule 4 hereto to furnish to the Underwriters, on or before the date of this Agreement, a letter or letters, substantially in the form of Exhibit D hereto (the “Lock-Up Agreements”). Notwithstanding the above, the Partnership shall not require consent from the Representative with respect to clauses (1) through (4) above (a) to issue Common Units pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (b) to issue grants of employee stock options or other compensatory awards of Common Units, awards settled in Common Units or awards the value of which is based in whole or in part on the value of the Common Units pursuant to the terms of the Partnership’s Long Term Incentive Plan (the “LTIP”), (c) to issue Common Units pursuant to the exercise of employee stock options or the vesting or settlement of any other award granted pursuant to the LTIP, (d) to file any registration statement with respect to the registration of Common Units to be resold by unitholders of the Partnership as required by that certain registration rights agreement dated as of July 11, 2022, including any amendments, supplements and exhibits thereto, (e) to issue Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or the entrance into an agreement to issue shares of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, in connection with any merger, acquisition, financing transactions, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition, provided that the aggregate number of shares of Common Units or any securities convertible into or exercisable or exchangeable for Common Units that may be issued pursuant to this clause (e) does not exceed 5.0% of the Partnership’s total outstanding Common Units at such time, and provided further that the recipients thereof provide to the Underwriters a signed lock-up letter on or prior to the date of such issuance substantially in the form set forth in Exhibit D hereto, and (f) to publicly disclose any transaction that involves any of the actions permitted by the foregoing clauses (a) through (e).

(xii) DTC. To use its commercially reasonable efforts to cause the Offered Units to be eligible for clearance, settlement and trading through the facilities of DTC.

(xiii) Investment Company. To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act.

(xiv) No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(b) Each Selling Unitholder, severally and not jointly, covenants and agrees with each Underwriter:

(i) Tax Form. To deliver to the Underwriters (or their respective agents), prior to or at the Delivery Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 (or its equivalent) or an IRS Form W-8 (or its equivalent), as appropriate, together with all required attachments to such form.

(ii) Lock-Up Agreement. To deliver to the Underwriters, on or before the date of this Agreement, a Lock-Up Agreement, executed by such Selling Unitholder, substantially in the form of Exhibit D hereto;

(iii) Market Stabilization. Not to take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation.

(iv) Free Writing Prospectus. To advise the Representative promptly, and if requested by the Representative, to confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Units by an underwriter or dealer may be required under the Securities Act, of any change in any information relating to such Selling Unitholder which comes to the attention of such Selling Unitholder.

(c) Each Underwriter, severally and not jointly, agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Offered Units) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(c), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

Section 6. Expenses.

The Partnership covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, sale and delivery of the Offered Units and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, and any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Offered Units; (f) any costs and expenses incident to any listing of the Offered Units on the New York Stock Exchange and/or any other exchange, if applicable; (g) the qualification of the Offered Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the printing of certificates representing the Offered Units and of any transfer agent or registrar; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership and the Selling Unitholders under this Agreement, including the fees disbursements and expenses of the Partnership’s counsel; provided that, except as provided in this Section 6 and in Section 8 and Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Units which they may sell and the expenses of advertising any offering of the Offered Units made by the Underwriters.

Section 7. Conditions of the Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the applicable Delivery Date, of the representations and warranties of the Partnership and the Selling Unitholders contained herein, to the performance by the Partnership and the Selling Unitholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representative and complied with to the Representative’s reasonable satisfaction; and the Commission shall not have notified the Partnership or the General Partner of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to the applicable Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein (with respect to the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Partnership Entities and the Selling Unitholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representative their written opinion and negative assurance letter as counsel to the Partnership, addressed to the Underwriters and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Representative and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit A.

(e) The General Counsel or Associate General Counsel of the General Partner shall have furnished to the Representative its written opinion, addressed to the Underwriters and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Representative and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit B.

(f) The Representative shall have received from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated the applicable Delivery Date, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Representative shall have received from the General Counsel of the Selling Unitholders, such letter, addressed to the Underwriters and dated the applicable Delivery Date, in the form and substance reasonably satisfactory to the Representative and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit C.

(h) At the time of execution of this Agreement, the Representative shall have received from each of Ernst & Young, PwC and Grant Thornton a letter, in form and substance satisfactory to the Representative, addressed to the Representative, on behalf of the Underwriters, and dated the date hereof (i) confirming that Ernst & Young, PwC or Grant Thornton, as applicable, is an independent registered public accounting firm with respect to the Partnership, CPJV, Oasis Midstream or Sendero Midstream, as applicable, within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than two (2) business days prior to the date hereof), the conclusions and findings of Ernst & Young, PwC or Grant Thornton, as applicable, with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letters of Ernst & Young, PwC and Grant Thornton referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letters”), the Representative shall have received from each of Ernst & Young, PwC and Grant Thornton a letter (the “bring-down letters”) addressed to the Representative, on behalf of the Underwriters, and dated the applicable Delivery Date (i) confirming that they are an independent registered public accounting firm with respect to the Partnership, CPJV, Oasis Midstream or Sendero Midstream, as applicable, within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two (2) business days prior to the date of such bring-down letter), the conclusions and findings of Ernst & Young, PwC or Grant Thornton with respect to the financial information and other matters covered by the applicable initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the applicable initial letter.

(j) On each Delivery Date, there shall have been furnished to the Representative a certificate, dated the applicable Delivery Date and addressed to the Underwriters, signed on behalf of the General Partner by the chief executive officer, the principal financial officer or the accounting officer of the General Partner, stating, in each case with respect to the entities covered by the certificate, that:

(1) the representations, warranties and agreements of the Partnership contained in this Agreement in Section 1(i) are true and correct on and as of the applicable Delivery Date, and the Partnership has complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the applicable Delivery Date;

(2) the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; all requests of the Commission, if any, for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(3) they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the applicable Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k) On each Delivery Date, there shall have been furnished to the Representative a certificate, dated the applicable Delivery Date and addressed to the Underwriters, signed on behalf of the Selling Unitholders by executive vice president and chief financial officer of the Selling Unitholders, stating, in each case with respect to the entities covered by the certificate, that the representations, warranties and agreements of the Selling Unitholders in Section 1(ii) are true and correct on and as of such Delivery Date, and each Selling Unitholder has complied with all of its agreements contained herein and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(l) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change or decrease specified in the letter referred to in paragraph (i) or (j) of this Section 7, or any change, or any development involving a prospective Material Adverse Change, in or affecting the general affairs, operations, properties, business, prospects, capitalization, management, condition (financial or otherwise), securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Units being delivered on the applicable Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package.

(m) [RESERVED.]

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the events described in Section 10(i)-(iv) hereof.

(o) The Lock-Up Agreements between the Underwriters and the officers, directors and certain unitholders of the General Partner or the Partnership, as applicable, set forth on Schedule 4 and each Selling Unitholder, delivered to the Underwriters on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(p) On or before the date of this Agreement, the Representative shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crime Enforcement Network for each Selling Unitholder in form and substance reasonably satisfactory to the Underwriters, along with such additional supporting documentation as the Representative has requested in connection with the verification of the foregoing certificate.

(q) The Representative shall have received on and as of the date hereof and on and as of the applicable Delivery Date a certificate of the chief financial officer of the General Partner, in form and substance reasonably satisfactory to the Underwriters with respect to certain financial information incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(r) On each Delivery Date, the Representative shall have received written confirmation, in form and substance reasonably satisfactory to the Representative and to counsel to the Underwriters, from Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent under (i) that certain Amended and Restated Credit Agreement, dated as of July 1, 2022, by and among Chord Energy Corporation, Oasis Petroleum North America LLC, Wells Fargo, and the other parties thereto (the “Chord Credit Agreement Parties”), as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of August 8, 2022 (the “Chord Credit Agreement”), by and among the Chord Credit Agreement Parties, and (ii) that certain Amended and Restated Guaranty and Security Agreement, dated as of July 1, 2022, by and among Oasis Petroleum North America LLC and each of the other Grantors (as defined in such agreement) and Wells Fargo, as administrative agent (together with the Chord Credit Agreement, the “Chord Agreements”), that all Liens created under the Chord Agreements on the Offered Units have been released.

(s) The Partnership and the Selling Unitholders shall have each furnished the Representative such additional documents and certificates as the Representative or counsel to the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative and to counsel to the Underwriters.

Section 8. Indemnification and Contribution.

(a) The Partnership shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Offered Units as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky Application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Offered Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any documented out-of-pocket legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning any

Underwriter or the Selling Unitholders furnished to the Partnership through the Representative by or on behalf of any Underwriter or by the Selling Unitholder specifically for inclusion therein, which information consists solely of the information specified in Section 8(f) hereof or which is Selling Unitholder Information. The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(b) Each of the Selling Unitholders, severally and not jointly, in proportion to the number of Offered Units to be sold by such Selling Unitholder hereunder, shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Offered Units as underwriters, and each person, if any, who controls that Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any Non-Prospectus Road Show or (E) any Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any documented out-of-pocket legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Unitholder shall only be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with the Selling Unitholder Information. In addition, in no event shall any Selling Unitholder be required to provide indemnification pursuant to this Section 8(b) in an amount in excess of the total gross proceeds, after deducting underwriting discounts and commissions but before deducting expenses, to such Selling Unitholder from the sale of the Offered Units by such Selling Unitholder under this Agreement. The foregoing indemnity agreement is in addition to any liability which the Selling Unitholders may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership, each Selling Unitholder, their respective officers, directors and employees, the officers, directors and employees of the General Partner, and each person, if any, who controls the Partnership or such Selling Unitholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership, such Selling Unitholder or any such officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(f) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership, any Selling Unitholder, or any such officer, director, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the

Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership Entities, the directors and officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Entities within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Unitholders and all persons, if any, who control any Selling Unitholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Partnership Entities, and such directors, officers and control persons of the General Partner, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Unitholders, such firm shall be designated in writing by the Selling Unitholders. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), Section 8(b) or Section 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership and the Selling Unitholders, on the one hand, and the Underwriters on the other, from the offering of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Selling Unitholders, on the one hand, and the Underwriters on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Selling Unitholders, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Units purchased under this Agreement (before deducting expenses) received by the Selling Unitholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership, the Selling Unitholders (such information being limited to the Selling Unitholder Information) or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any documented out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the provisions of Section 8(d). Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Units underwritten by it were offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and each of the Partnership and the Selling Unitholders acknowledges and agrees that the information contained under the subheading “Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus constitutes the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

Section 9. Defaulting Underwriters.

(a) If, on the applicable Delivery Date, any Underwriter defaults in its obligations to purchase the Offered Units that it has agreed to purchase under this Agreement, then the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership and the Selling Unitholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Units, then the Partnership and the Selling Unitholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership and the Selling Unitholders that they have so arranged for the purchase of such Offered Units, or the Partnership and the Selling Unitholders notify the non-defaulting Underwriters that they have so arranged for the purchase of such Offered Units, either the non-defaulting Underwriters, on the one hand, or the Partnership or the Selling Unitholders, on the other hand, may postpone the applicable Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership, counsel for the Selling Unitholders or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 2 hereto that, pursuant to this Section 9, purchases Offered Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Partnership and the Selling Unitholders as provided in Section 9(a), the total number of Offered Units that remains unpurchased does not exceed one-eleventh of the total number of all the Offered Units, then the Partnership and the Selling Unitholders shall have the right to require each non-defaulting Underwriter to purchase the total number of Offered Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Offered Units that such Underwriter agreed to purchase hereunder) of the Offered Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Offered Units that it agreed to purchase on the applicable Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Offered Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total number of Offered Units that remains unpurchased exceeds one-eleventh of the total number of all the Offered Units, or if the Partnership and the Selling Unitholders shall not exercise the right described in Section 9(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the General Partner and the Partnership, except that the General Partner and the Partnership will continue to be liable for the payment of expenses as set forth in Section 6 and Section 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership, the Selling Unitholders or any non-defaulting Underwriter for damages caused by its default.

Section 10. Termination.

The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Partnership and the Selling Unitholders prior to delivery of and payment for the Offered Units if, at any time prior to such delivery and payment, (i) trading in any securities of the Partnership shall have been suspended on any exchange or in the over-the-counter market by the Commission or the NYSE, (ii) trading in securities generally on the NYSE, NYSE

MKT, the NASDAQ Stock Market or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange, or by any other regulatory body or governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated in the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

Section 11. Reimbursement of the Underwriters’ Expenses.

If the Selling Unitholders shall fail to tender the Offered Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Selling Unitholders or the Partnership to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Selling Unitholders or the Partnership is not fulfilled for any reason, then the Selling Unitholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Units, and upon demand the Selling Unitholders shall pay the full amount thereof to the Representative. If the Selling Unitholders are required to make any payments to the Underwriters under this Section 11 because of the Partnership’s refusal, inability or failure to satisfy any condition to the obligation of the Underwriters set forth in Section 7, the Partnership shall reimburse the Selling Unitholders on demand for all amounts so paid. If this Agreement is terminated (i) pursuant to Section 10(ii), (iii) or (iv), or (ii) pursuant to Section 9 by reason of the default of one or more Underwriters, then the Selling Unitholders shall not be obligated to reimburse any Underwriter, in the case of clause (i) of this sentence, or any defaulting Underwriter, in the case of clause (ii) of this sentence, on account of the expenses described in the first sentence of this Section 11.

Section 12. No Fiduciary Duty.

The Partnership and the Selling Unitholders hereby acknowledge that (a) the purchase and sale of the Offered Units pursuant to this Agreement, including without limitation the determination of the public offering price of the Offered Units and any interaction that the Underwriters have with the Partnership Entities, the Selling Unitholders and/or their respective representatives or agents in relation thereto, is part of an arm’s-length commercial transaction between the Partnership and the Selling Unitholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership or the Selling Unitholders and, with respect to any natural person Selling Unitholder, the interactions engaged in with respect to this Agreement or the transactions contemplated hereby between the Underwriters and any such affiliates, on the one hand, and any such Selling Unitholder and any such representatives or agents, on the other, will not be deemed to form a relationship with such Selling Unitholder that would require any Underwriter to treat such Selling Unitholder as a “retail customer” for purposes of Regulation Best Interest (“Reg BI”) pursuant to Rule 15l-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS (“Form CRS”) pursuant to Rule 17a-14 of the Exchange Act and (c) the Partnership’s and the Selling Unitholders’ engagement of the Underwriters in connection with the offering of the Offered Units and the process leading up to the offering of the Offered Units is as independent contractors and not in any other capacity. Furthermore, the Partnership and the Selling Unitholders agree that they are solely responsible for making their own judgments in connection with the offering of the Offered Units and other matters addressed herein or contemplated hereby (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership or any Selling Unitholders on related or other matters). The Partnership and the Selling Unitholders also acknowledge and agree that the Underwriters have not rendered to them any investment advisory services of any nature or respect and will not claim that the Underwriters owe any agency, fiduciary or similar duty to the Partnership or the Selling Unitholders, in connection with the offering of the Offered Units and such other matters or the process leading thereto. The Selling Unitholders further acknowledge and agree that, although the Underwriters may provide the Selling Unitholders with certain Reg BI and Form CRS disclosures or other related documentation in connection with the offering of the Offered Units, the Underwriters are not making a recommendation to the Selling Unitholders to participate in the offering or sell any Offered Units at the purchase price set forth in Section 2 above, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Section 13. Notices, Etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax:                     ;

(b) if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 811 Main Street, Suite 3400, Houston, Texas 77002, Attn: General Counsel, fax no.                     ;

(c) if to the Selling Unitholders, it shall be sufficient in all respects if delivered or sent to the Selling Unitholders at the offices of the Selling Unitholders at 1001 Fannin St., Suite 1500, Houston, Texas 77002; Attention: General Counsel, Fax:                     ; and

provided, however, that any notice to an Underwriter pursuant to Section 8(d) shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership and the Selling Unitholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

Section 14. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership, the Selling Unitholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership and/or the Selling Unitholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each of the Underwriters, affiliates of any Underwriter who have, or are alleged to have, participated in the distribution of the Offered Units as underwriters, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 15. Survival.

The respective indemnities, representations, warranties and agreements of the Partnership, the Selling Unitholders and the Underwriters contained in this Agreement, pursuant to this Agreement or made by or on behalf of them, respectively, shall survive the delivery of and payment for the Offered Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 16. Definition of the Terms “Business Day,” “Subsidiary” and “Affiliate”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

Section 17. Governing Law.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 18. Counterparts.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic (e.g., pdf) transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 19. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 20. Compliance with USA PATRIOT Act.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, which information may include the name and addresses of its clients, as well as other information that will allow the Underwriters to properly identify its clients.

Section 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined in this Section 21) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section 21), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined in this Section 21) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in this Section 21) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 21: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(Signature pages follow)

Very truly yours,

(The Partnership)

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its general partner

By:	/s/ John Black
Name:	John Black
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

(The Selling Unitholders)

OASIS INVESTMENT HOLDINGS LLC

By:	/s/ Michael H. Lou
Name:	Michael H. Lou
Title:	EVP and CFO

OMS HOLDINGS LLC

By:	/s/ Michael H. Lou
Name:	Michael H. Lou
Title:	EVP and CFO

Signature Page to Underwriting Agreement

Accepted:

Citigroup Global Markets Inc.

For itself and as the Representative of the several Underwriters named in Schedule 2 hereto

Citigroup Global Markets Inc.

By:	/s/ Bradley Epstein
Name:	Bradley Epstein
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE 1

SCHEDULE 2

SCHEDULE 3

SCHEDULE 4

PERSONS DELIVERING LOCK-UP AGREEMENTS

ANNEX 1

WHOLLY-OWNED SUBSIDIARIES

ANNEX 2

MATERIAL SUBSIDIARIES

EXHIBIT A

FORM OF VINSON & ELKINS L.L.P. OPINION AND NEGATIVE ASSURANCE LETTER

Exhibit A-1

EXHIBIT B

FORM OF OPINION OF MICHAEL K. POST,

ASSOCIATE GENERAL COUNSEL OF THE GENERAL PARTNER

Exhibit B-1

EXHIBIT C

FORM OF OPINION OF SCOTT REGAN,

GENERAL COUNSEL OF THE SELLING UNITHOLDERS

Exhibit C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

Exhibit D-1